Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the incorporation by reference in Registration Statements on Form S-3 (No. 333-97783, No. 333-72128, No. 333-61136, and No. 333-32684) and Registration Statements on Form S-8 (No. 333-151102, No. 333-150527, No. 333-135047, No. 333-106238, No. 333-90768, No. 333-80807, No. 333-56212, No. 333-32223, No. 333-11883, No. 33-35549 and No. 33-72502), Post-Effective Amendment No. 1 to Registration Statement No. 333-90768, Post-Effective Amendment No. 1 to Registration Statement No. 2-97542, Post-Effective Amendment No. 1 to Registration Statement No. 2-78926, and Post-Effective Amendment No. 3 to Registration Statement No. 2-78925, of our report dated February 27, 2009 relating to the consolidated financial statements and financial statement schedule of Thoratec Corporation (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the Company’s adoption of Financial Accounting Standards Board Interpretation No. 48 “Accounting for Uncertainty in Income Taxes” in 2007) and our report dated February 27, 2009 relating to the effectiveness of Thoratec Corporation’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Thoratec Corporation for the year ended January 3, 2009.
/s/ DELOITTE & TOUCHE LLP
San Francisco, California
February 27, 2009